Exhibit 10.33

                               SECOND AMENDMENT TO
                         THE 1991 STOCK OPTION PLAN FOR
                     NON-EMPLOYEE DIRECTORS OF FARR COMPANY

         This Second Amendment (the "Amendment") to The 1991 Stock Option Plan for Non-Employee Directors of Farr Company (the "Plan") is hereby adopted as of the 12th day of September, 1995.

         Section 2.1 of the Plan is hereby amended and restated in its entirety as follows:

         "The shares subject to Options shall be shares of the Company's $.10 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 100,000."

         The last sentance of Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

         "No Director shall, however, be granted Options with respect to more than 2,000 shares of the Company's Common Stock per calendar year during the term of this Plan subject to adjustment provided in Section 2.3."

         Sections 7.2(a) and 7.2(b) are hereby amended and restated in their entirety as follows:

         "(a) The expiration of ten years from the date the Plan is adopted by the Board; or
          (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 7.3."

         This Amendment has been authorized and approved as of the date first above written by the Board of Directors.